Exhibit 10.10

EN2GO INTERNATIONAL, INC.
 PROMISSORY NOTE

US$250,000.00

August  1, 2008

Burbank, CA

1.

Loan Amount.  FOR VALUE RECEIVED, EN2GO INTERNATIONAL, INC., a Nevada corporation (“Borrower”), hereby promises to pay to the order of NSC Investments Ltd., (“Lender”), the principal sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (or such lesser amount as Lender actually loans to Borrower), at the place and in the manner hereinafter provided, together with interest thereon at the rates described below.

2.

Payment of Interest.  Interest shall be prepaid at the commencement of each quarter by the Borrower issuing 16,000 common shares of en2go to the Lender.

3.

Payments of Principal.  The unpaid principal balance of this Note, if not sooner declared to be due in accordance with the terms hereof, shall be due and payable in full on the sale of any assets of the Borrower or November 1, 2008 (the “Maturity Date”).

4.

Additional Consideration for the Loan.  As further consideration for the issuance of this Loan, the Borrower will issue a minimum 150,000 common shares of en2go to the Lender, upon advance of the principal sum.  On the first day of the next month an additional 50,000 common shares. On the first day of the third month 100,000 common shares, totaling 300,000 shares maximum covering the first three months that the loan is outstanding.

5.

Method of Payments.  All payments of principal hereunder shall be paid by check, wire transfer or in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made at such place as Lender may from time to time appoint.   At the sole option of the Lender, the Lender can convert this Note into common shares of en2go.  The number of shares to be issued shall be determined by dividing the amount submitted for conversion by at 80% of the average closing prices for the five trading days ending on the day prior to the conversion notice.

6.

Covenants and Waivers.  Borrower expressly agrees hereby to be bound and:  (i) waives presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (ii) waives any and all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder; and (iii) waives any and all lack of diligence and delays in the enforcement of the payment hereof.

7.

Notices.  All notices and communications under this Note shall be in writing and shall be delivered to the addresses set forth below.

8.

Governing Law.  This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Nevada applicable to transactions to be performed entirely within the State of Delaware.

9.

Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written agreement of Borrower and Lender.

10.

Binding Obligations.  The obligations and liabilities of Borrower under this Note shall be binding upon and enforceable against Borrower and its successors and assigns.  This Note shall inure to the benefit of and may be enforced by Lender and its successors and assigns.

IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first written above.

EN2GO INTERNATIONAL, INC.

By: /s/ PAUL FISHKIN

Name: Paul Fishkin

Title: Chief Executive Officer

Amendment

In connection with that certain Promissory Note between NSC Investments LTd. and EN2GO INTERNATIONAL, INC., dated August 1, 2008 in the Principal Amount of $250,000.00, (“Promissory Note”) the parties agree to the following modifications.

1.

Section 1. Of the Promissory Note is modified as follows:

Interest for the quarter commenting on November 1, 2008 and ending on February 1, 2009 shall be prepaid on or before November 30, 2008 by the Borrower issuing 39,000 common shares of en2go to the Lender.

2.

Section 3. of the Promissory Note is modified as follows:

The unpaid principal balance of this Note, if not sooner declared to be due in accordance with the terms hereof, shall be due and payable in full on the sale of any assets of the Borrower on February 1, 2009 (the “Maturity Date”).

3.

Section 4. of the Promissory Note is modified as follows:

As further consideration for the issuance of this Loan, the Borrower will issue 100,000 common shares of en2go to the Lender for each month that the Loan is outstanding commencing on November 1, 2008.

Except for that modification, all other terms and conditions of the Promissory Note shall remain in full force and effect.

EN2GO INTERNATIONAL, INC.

By: /s/ PAUL FISHKIN

Name: Paul Fishkin

Title: Chief Executive Officer

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